UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010 (November 2, 2010)

CORPORATE RESOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30734	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway, 11th Floor, New York, NY		10038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       (646) 443-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Agreement.

On November 2, 2010, Corporate Resource Development Inc. (“CRD”), a wholly-owned subsidiary of Corporate Resource Services, Inc. (the “Company”) entered into an account purchase agreement (the “New Account Purchase Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) in order to provide financing to CRD.  Under the terms of the New Account Purchase Agreement, CRD will sell its receivables to Wells Fargo, with a maximum amount of trade receivables that may be sold at any one time being $15,000,000.  For each receivable sold to Wells Fargo, it will advance (i) 90% of the purchased receivables’ value upon sale with respect to permanent placement receivables, and (ii) 65% of the purchased receivables’ value upon sale with respect to permanent placement receivables, in each case with the remainder, less certain offsets, to be credited upon the receivables final collection to an account established for the satisfaction of fees, charges or other obligations owed by CRD under the New Account Purchase Agreement.  Interest on the aggregate amount of purchased receivables shall be charged at prime rate plus 2.50%.

The risk CRD bears from bad debt losses on trade receivables sold is retained by CRD.  Additionally, Wells Fargo has the right to require CRD to repurchase its receivables from time to time in Wells Fargo’s sole discretion.  In connection with the entry into the New Account Purchase Agreement, CRD granted a security interest to Wells Fargo in substantially all of CRD’s assets.

The New Account Purchase Agreement is for a term commencing on November 2, 2010 through August 27, 2013, and thereafter for subsequent 24 month periods unless Wells Fargo or CRD notifies the other party in writing at least sixty days in advance of the renewal term.  The New Account Purchase Agreement may also be terminated earlier by CRD upon 30 days prior notice to Wells Fargo, or by Wells Fargo upon the occurrence of certain events of termination.  Upon the occurrence of an event of termination, Wells Fargo may, among other things, accelerate all indebtedness of CRD owed to Wells Fargo, require CRD to repurchase any and all receivables purchased by Wells Fargo, take possession and sell any of the collateral that Wells Fargo has a security interest in.

In connection with the previous entry into an Account Purchase Agreement, between Wells Fargo and Insurance Overload Services, Inc. (“Insurance Overload”), another subsidiary of the Company, each of the Company, Insurance Overload and Robert Cassera, a director of the Company and the beneficial owner of approximately 71.8% of the Company’s outstanding shares of common stock, executed a Continuing Guaranty in favor of Wells Fargo.  The Continuing Guaranty provides that each of Company, Insurance Overload and Robert Cassera guarantee not only Insurance Overload’s obligations with Wells Fargo, but also those of other direct or indirect subsidiaries of Company, including the obligations of CRD.

Item 1.02         Termination of a Material Definitive Agreement.

On November 2, 2010, the Account Purchase Agreement (the “Old Account Purchase Agreement”), dated May 1, 2010, between CRD and Tri-State Employment Services, Inc., a Nevada corporation, was terminated.  Proceeds in the amount of approximately $10.4 million from the initial purchase of receivables under the New Account Purchase Agreement were used to satisfy the remaining outstanding amounts under the Old Account Purchase Agreement.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Account Purchase Agreement, dated November 2, 2010, by and between Wells Fargo Bank, National Association and Corporate Resource Development, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Dated:  November 5, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Account Purchase Agreement, dated November 2, 2010, by and between Wells Fargo Bank, National Association and Corporate Resource Development, Inc.